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                                                                      Exhibit 23


                      Consent of Independent Accountants

The Board of Directors
Summit Technology, Inc.:


We consent to incorporation by reference in the registration statements (No.33-25169), (No.33-41451), (No.33-49162), (No. 33-79158), (No. 333-03765), (No. 333-
26142) and (No. 333-41583) on Forms S-8, S-8, S-8, S-3, S-3, S-8, and S-8,
respectively, of Summit Technology, Inc. of our report dated March 6, 1998, except as to Note 10, which is as of March 27, 1998 and except for the restatement referred to in Note 16, as to which the date is March 9, 1999 relating to the consolidated balance sheets of Summit Technology, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1997, which reports appear in the December 31, 1997 annual report on Form 10-K/A of Summit Technology, Inc.


                                              /s/ KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP



Boston, Massachusetts
March 22, 1999